Exhibit 99.2

FOR IMMEDIATE RELEASE

MARCH 25, 2015

Contact:	Jill McMillan, Vice President of Communications and Investor Relations
Phone: (214) 721-9271
Jill.McMillan@enlink.com

ENLINK MIDSTREAM ANNOUNCES PRICING OF SECONDARY OFFERING

OF COMMON UNITS BY A SUBSIDIARY OF DEVON ENERGY

DALLAS, March 25, 2015 — EnLink Midstream Partners, LP (NYSE: ENLK) (the “Partnership”) today announced the pricing of an underwritten public offering of 22,800,000 common units representing limited partner interests in the Partnership owned by a subsidiary of Devon Energy Corporation (“Devon”).

The offering was priced at $25.71 per common unit.  Devon has also granted the underwriters a 30-day option to purchase up to 3,420,000 additional common units.  The Partnership will not receive any proceeds from the offering of common units.  The total number of outstanding common units of the Partnership will remain unchanged.  The offering is expected to close on or about March 30, 2015, subject to customary closing conditions.

Morgan Stanley is acting as representative and joint book-running manager for the offering.  In addition, BofA Merrill Lynch, Barclays, Wells Fargo Securities, J.P. Morgan, UBS Investment Bank, Citigroup, Credit Suisse, Deutsche Bank Securities, Goldman, Sachs & Co., RBC Capital Markets, Jefferies and Raymond James are acting as joint book-running managers.  Baird and Oppenheimer & Co. are acting as co-managers for the offering.  When available, copies of the preliminary prospectus supplement, the prospectus supplement and the accompanying base prospectus relating to the offering may be obtained from Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

You may also obtain these documents free of charge, when they are available, by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The common units are being offered and will be sold pursuant to the Partnership’s effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may be made only by means of the prospectus supplement and accompanying base prospectus.

About the EnLink Midstream Companies

EnLink Midstream is a leading, integrated midstream company with a diverse geographic footprint and a strong financial foundation, delivering tailored customer solutions for sustainable growth. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include over 9,100 miles of gathering and transportation pipelines, 16 processing plants with 3.6 billion cubic feet per day of processing capacity, seven fractionators with 280,000 barrels per day of fractionation capacity, as well as barge and rail terminals, product storage facilities, purchase and marketing capabilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies.

Forward Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s filings with the Securities and Exchange Commission.  The Partnership has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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